                                                                    EXHIBIT 3.2




                                    RESTATED

                                   BYLAWS OF

                           NORCAL WASTE SYSTEMS, INC.



                                   ARTICLE I

                                  Shareholders

Section 1.                Place of Meetings.

                 All meetings of shareholders shall be held at the principal executive office of the Corporation, or at any other place, within or without the State of California, specified by the Board of Directors. The place of any meeting of shareholders shall be specified in the notice calling such meeting.

Section 2.                Annual Meeting.

                 The annual meeting of the shareholders shall be held at 9:00 o'clock a.m., on the second Thursday of January, in each year, if not a legal holiday, and if a legal holiday, on the next business day following. In the event the annual meeting of shareholders shall not be held on the date above specified, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as convenient, and any business transacted or election held at such meeting shall be as valid as if such business were transacted or election held at the date and time specified above. At the annual meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.

Section 3.                Special Meetings.

                 A special meeting of the shareholders for any purpose or purposes whatsoever may be called at any time by the Chairman of the Board, by the President, by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation.

                 Upon request in writing to the Chairman of the Board, President, Vice President or Secretary of the Corporation by any person or persons (other than the Board of Directors) entitled to call a special meeting of shareholders, it shall be the duty of the officer to whom such request is made forthwith to cause notice to be given to the shareholders entitled to vote that a meeting of the shareholders will be held at a time, requested by the




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person or persons calling the meeting, which shall be not less than thirty-five
(35) nor more than sixty (60) days after the receipt of such request.

Section 4.                Notice of Meetings.

                 Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) (or, if sent by third class mail thirty (30)) nor more than sixty
(60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting. In the case of a special meeting, such notice shall specify the general nature of the business to be transacted and no other business may be transacted at such meeting. In the case of the annual meeting, the notice shall specify those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented for election by or at the direction of the Board of Directors or any nominating committee or person appointed by the Board of Directors.

                 Notice of a shareholders' meeting or any report shall be given either personally or by first-class mail, or, if the Corporation has outstanding shares held of record by five hundred (500) or more persons on the record date for the shareholders' meeting, notice may be sent by third-class mail, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

                 When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.





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                 For the purpose of determining whether the Corporation has outstanding shares held of record by five hundred (500) or more persons, shares shall be deemed "held of record" by each person who is identified as the owner of such shares on the record of shareholders maintained by on behalf of the Corporation, in accordance with Section 605 of the California Corporations Code.

Section 5.                Consent to Shareholders' Meetings.

                 The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except that any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, pursuant to
Section 310 (transactions between the Corporation and one or more of the directors), Section 902 (amendment to Articles of Incorporation), Section 1201 (reorganization), Section 1900 (voluntary dissolution), or Section 2007 (plan of distribution upon dissolution) of the California Corporations Code shall be valid only if the general nature of the proposal so approved is stated in the notice of meeting or in any written waiver of notice.

                 Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval pursuant to Section 310 (transactions between the Corporation and one or more of the directors), Section 317 (indemnification of an officer, director or employee), Section 1201 (reorganization), or Section 2007 (plan of distribution upon dissolution) of the California Corporations Code without a





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meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

Section 6.                Quorum.

                 A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except where a higher percentage vote is required by the Articles of Incorporation or the Bylaws, if a quorum is present the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders.

                 The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                 In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided hereinabove.

Section 7.                Voting Rights.

                 Except as otherwise provided by law and except as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

                 Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Subject to the foregoing, every proxy shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at, the meeting and voting in person by the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.





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                 Any form of proxy or written consent distributed to 10 or more shareholders of the Corporation at a time when the Corporation has outstanding shares held of record by one hundred (100) or more persons shall afford an opportunity on the proxy or form of written consent to specify a choice between approval and disapproval of each matter or group of related matters intended to be acted upon at the meeting for which the proxy is solicited or by such written consent, other than elections to office, and shall provide, subject to reasonable specified conditions, that where the person solicited specifies a choice with respect to any such matters the shares will be voted in accordance therewith. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder "withhold" or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.

                 In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

Section 8.                Determination of Shareholders of Record.

                 In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

                 If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

                 A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.





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                 Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement.

                 For the purpose of determining whether the Corporation has outstanding shares held of record by one hundred (100) or more persons, shares shall be deemed to be "held of record" by each person who is identified as the owner of such shares on the record of shareholders maintained by or on behalf of the Corporation, in accordance with Section 605 of the California Corporations Code.


                                   ARTICLE II

                               Board of Directors

Section 1.                Number and Qualification of Directors; Election.

                 The authorized number of directors of the Corporation shall be five (5). Except as otherwise provided in this Article II, directors shall be elected at the annual meetings of the shareholders, and each director shall hold office until his or her successor is duly elected and qualified.

Section 2.                Vacancies.

                 In the case of a vacancy in the Board of Directors, the vacancy shall be filled by a majority vote of the remaining directors. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. A director elected to fill a vacancy shall serve for the remainder of the then present term of office to which he or she is elected and until a successor has been elected and qualified. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail at any annual, or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. In the event that the authorized number of directors is decreased, whether by the Board or by the vote of the shareholders as provided in Section 1 of this Article II, above, each director then serving as such shall nevertheless serve out the remainder of his or her term of office.

                 Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the





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resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 3.                Removal of Directors.

                 Any or all of the directors may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; however, an individual director shall not be removed if the votes cast against removal of the director, or not consenting in writing to the removal, would be sufficient to elect such director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and, the entire number of directors authorized at the time of the director's most recent election were then being elected.

Section 4.                Newly Created Directorships.

                 In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of his or her current term, or his or her prior death, retirement, resignation, or removal.

Section 5.                Nomination of Directors.

                 Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board or a nominating committee or person appointed by the Board, shall be made pursuant to timely notice in writing to the Secretary, Norcal Waste Systems, Inc. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and





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(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

                 The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                 Notwithstanding any of the provisions of these Bylaws, this
Section 5 will not take effect until one or more classes of the Corporation's equity securities are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Section 6.                Meetings.

                 Meetings of the Board of Directors may be called by the Chairman of the Board or the President or any two directors. Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated by resolution of the Board of Directors.

                 The Board of Directors shall hold a regular meeting immediately after the meeting of shareholders at which any director is elected and at the place where such meeting is held for the purpose of appointing officers of the Corporation and otherwise organizing and for the transaction of other business, and notice of such meeting is hereby dispensed with. Other regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors.

                 Special meetings of the Board of Directors may be held upon at least four (4) days' notice by mail or at least forty-eight (48) hours' notice delivered personally or by telephone or telegraph. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board of Directors. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.





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                 A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

                 Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

Section 7.                Quorum.

                 A quorum of the Board of Directors for the transaction of business shall be a majority of the authorized number of directors or two, whichever is larger, unless the authorized number of directors is one, in which case one director constitutes a quorum.

                 Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless otherwise provided by law, or unless a greater number be required by the Articles of Incorporation, or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 8.                Action Without a Meeting.

                 Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 9.                General and Specific Powers and Duties.

                 Subject to the limitations of the Articles of Incorporation, of these Bylaws, and of law limiting the powers of the Board of Directors or reserving powers to the shareholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.





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                 A director shall perform the duties of a director, including duties as a member of any committee of the Board of Directors upon which the director may serve, in good faith, in a manner such director believes to be in the best interests of the Corporation and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

Section 10.               Fees and Compensation.

                 Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors. No such payment shall preclude any director from serving the Corporation or any of its subsidiary corporations in any other capacity and receiving compensation for such service.

Section 11.               Amendment, Repeal, etc.

                 Notwithstanding any other provision of the Bylaws of this corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this corporation's articles of incorporation or Bylaws) the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding shares entitled to vote for the election of directors shall be required to amend, repeal or adopt any provision inconsistent with this Article II or any provision hereof.


                                  ARTICLE III

                                Indemnification

Section 1.                Indemnification.

                 This Corporation may, to the maximum extent and in the manner permitted by the California General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of this Corporation and the Corporation may advance the expenses reasonably incurred by such agent in defending such proceeding upon receipt of the undertaking specified in
Section 317(f) of the California Corporations Code.  For the purposes of this
Article III, the terms "agent," "proceeding" and "expenses" used in this
Article III shall have the same meanings as such terms in said Section 317. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith. Except as provided in the prior sentence, any indemnification under this Section 1 shall be made only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the





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circumstances because the agent has met the applicable standard of conduct in said Section 317 by:

                          (a)     A majority vote of a quorum consisting of
directors who are not parties to such proceeding;

                          (b)     If such a quorum of directors is not
obtainable, by independent legal counsel in a written opinion;

                          (c)     Approval or ratification by the affirmative
vote of a majority of the shares of this Corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares entitled to vote; for such purpose, the shares owned by the person to be indemnified shall not be entitled to vote thereon; or

                          (d)     The court in which such proceeding is or was
pending, upon application made by this Corporation, or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by this Corporation.

Section 2.                Other Rights;  Continuation of Right to
                          Indemnification.

                 The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Section 2 shall affect any right to indemnification to which persons other than such agents may be entitled by contract or otherwise. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each agent of the Corporation who serves or served in such capacity at any time while this
Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the California General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such agent or the obligations of the Corporation arising hereunder.

Section 3.                Insurance.

                 The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other





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enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such, capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors. For the purpose of this Section 3, "agent" shall have the same meaning as such term in Section 317 of the California Corporations Code.

Section 4.                Personal Liability.

                 A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director, except for liability (A)(i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Corporation or its shareholders,
(vi) under Section 310 of the California General Corporation Law, (vii) under
Section 316 of the California General Corporation Law, or (B) for acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the Corporation's directors. If the California General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the California General Corporation Law, as so amended.

                 Any repeal or modification of this Section 4 of Article III or any repeal or modification of relevant provisions of the California General Corporation Law or any other applicable laws shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Section 5.                Savings Clause.

                 If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation may nevertheless indemnify each agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.


                                   ARTICLE IV

                            Officers and Committees

Section 1.                Designation of Officers.

                 The officers of the Corporation shall consist of the Chairman of the Board or the President or both, the Secretary, and the Chief Financial Officer, and each of them shall be appointed by the Board of directors. The Corporation may also have such other officers as may be appointed by the Board of Directors with such titles and duties as may be determined by the Board of Directors and as may be necessary to enable it to sign instruments and share certificates. If the Board shall name one or more persons as Vice Presidents, the order of their seniority shall be in the order of their nomination, unless otherwise determined by the Board of Directors. Any number of offices may be held by the same person. All officers of the Corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the Board of Directors following the meeting of shareholders at which the Board of Directors is elected, and until their successors are elected; provided that all officers may be removed at any time at the pleasure of the Board of Directors, and upon the removal, resignation, death or incapacity of any officer, the Board of Directors may declare such office vacant and fill such vacancy. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. The salary and other compensation of the officers shall be fixed from time to time by resolution of the Board of Directors.

Section 2.                Duties of the Chairman of the Board.

                 If there is a Chairman of the Board, then he shall, when present, preside at all meetings of the Board of Directors. He shall perform such duties as the Board of Directors may from time to time determine.

Section 3.                Duties of the President.

                 The President shall be the general manager and chief executive officer of the Corporation and shall perform all the duties commonly incident to that office. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or, if there be none, at all meetings of the Board of Directors, and shall perform such other duties as the Board of Directors may from time to time determine.

Section 4.                Duties of Vice Presidents.

                 If the Board of Directors shall appoint one or more Vice Presidents, the Vice Presidents, in the order established by the Board of Directors, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall have such titles, perform such other duties, and have such other powers as the Board of Directors shale designate from time to time.

Section 5.                Duties of Secretary.

                 The Secretary shall attend all meetings of the shareholders, of the Board of Directors, and of any committee appointed pursuant to Section 7 of this Article IV and shall keep or cause to be kept at the principal executive office or such other place as the Board of Directors may order, a minute book of all such meetings, containing all acts and proceedings thereof, the time and place of holding thereof, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' or committee meetings, and the number of shares present or represented at shareholders' meetings. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the shareholders, and of all meetings of the Board of Directors or any such committee requiring notice. The Secretary shall keep or cause to be kept at the principal executive office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for same; and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall keep the seal of the Corporation in safe custody and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 6.                Duties of Chief Financial Officer.

                 The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Deputy Financial Officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Deputy Financial Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 7.                Appointment of Committees.

                 The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors.

                 The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have all the authority of the Board of Directors, except with respect to: (a) the approval of any action for which shareholders' approval or approval of the outstanding shares is required by law; (b) the filling of vacancies on the Board of Directors or in any committee; (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee; (d) the amendment or repeal of Bylaws or the adoption of new Bylaws; (e) the amendment or repeal of any resolution of the Board of Directors, which by its express terms is not so amendable or repealable; (f) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; and (g) the appointment of other committees of the Board of Directors or the members thereof.

                 Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 7 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal executive office of the Corporation, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by the Chairman of the Board, the President and any Vice President who is a member of such committee, or by any two members thereof, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors; and a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business.

                                   ARTICLE V

                      Execution of Corporate Instruments,
                         Ratification of Contracts, and
                   Voting of Shares Owned by the Corporation

Section 1.                Execution of Corporate Instruments.

                 The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers or other person or persons to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation. The Board of Directors, except as these Bylaws otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                 Unless otherwise required by law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Deputy Financial Officer of the Corporation, is not invalidated as to the Corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same.

                 All checks and drafts drawn on banks or other depositories of funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Section 2.                Ratification by Shareholders.

                 The Board of Directors may, in its discretion, submit any contract or act for approval or ratification of the shareholders at any annual meeting of shareholders or at any special meeting of shareholders called for that purpose; and any contract or act which shall be approved or ratified by the shareholders or by the outstanding shares shall be as valid and binding upon the Corporation and upon the shareholders thereof as though approved or ratified by each and every shareholder of the Corporation, unless a greater vote is required by law for such purpose.

Section 3.                Voting of Shares Owned by Corporation.

                 All shares of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the President or by any Vice President.


                                   ARTICLE VI

                                Shares of Stock

Section 1.                Form of Certificates.

                 Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President or a Vice President and by the Chief Financial Officer or a Deputy Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the issuance of such certificate by the Corporation shall have the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

                 If the shares of the Corporation are classified or if any class of shares has two or more series, there shall appear on the certificate one of the following: (a) a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof; (b) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the Articles of Incorporation and any Certificates of Determination establishing the same; (c) a statement setting forth the office or agency of the Corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in (a) above.

                 There shall also appear on the certificate the statements required by all of the following clauses to the extent applicable: (1) the fact that the shares are subject to restrictions upon transfer; (2) if the shares are assessable or are not fully paid, a statement that they are assessable or, on partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon; (3) the fact that the shares are subject to an irrevocable proxy or restrictions upon voting rights contractually imposed by the Corporation; (4) the fact that the shares are redeemable; and
(5) the fact the shares are convertible and the period for conversion. Any such statement or reference thereto on the face of the certificate required by this paragraph shall be conspicuous.

                 When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board of Directors.

Section 2.                Transfer of Shares.

                 Shares of the Corporation may be transferred in any manner permitted or provided by law. Before any transfer of shares is entered upon the books of the Corporation, or any new certificate issued therefor, the old certificate properly endorsed shall be surrendered and cancelled, except when a certificate has been lost or destroyed.

Section 3.                Lost Certificates.

                 The Corporation shall issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, provided that, prior to the issuance of such new certificate the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certification or the issuance of such new certificate.

Section 4.       Electronic Securities Recordation.

                 Notwithstanding the provisions of Sections 1 through 3, inclusive hereinabove, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted by the California Corporations Code.


                                  ARTICLE VII

                                 Annual Report

                 An annual report, meeting the requirements specified in
Section 1501 of the California Corporations Code, shall be sent to the shareholders not later than the one hundred-twentieth (120th) day after tie close of the fiscal year of the Corporation or the fifteenth (15th) (or, if sent by third-class, the thirty-fifth (35th)) day preceding the annual meeting of shareholders for the, next succeeding fiscal year, whichever shall first occur; provided, however, that no such report need be sent if the number of shareholders of record is less than one hundred (100).

                                  ARTICLE VIII

                                 Corporate Seal

                 The corporate seal shall consist of a circular die bearing the name of the Corporation arid the state and date of its incorporation. If and when authorized by the Board of Directors, a duplicate of the corporate seal may be kept and used by such officer or person as the Board of Directors may designate. Failure to affix the corporate seal does not affect the validity of any instrument of the Corporation.


                                   ARTICLE IX

                                   Amendments

                 The Bylaws of the Corporation shall be subject to amendment or repeal and new Bylaws may be adopted by the approval of the outstanding shares, except where a higher percentage vote is required by the Articles of Incorporation or the Bylaws. Subject to the right of the shareholders to adopt, amend or repeal the Bylaws, the Bylaws may be adopted, amended, or repealed by the affirmative vote of a majority of the directors.


                                   ARTICLE X

                                  Definitions

                 As used in these Bylaws, the following terms shall have the meanings indicated unless otherwise expressly provided to the contrary or unless the context in which such terms are used indicates that a different meaning is intended:

                          (a)     "Meeting" and "meetings" shall include all
meetings of shareholders or directors or committees, as the case may be, whether annual, regular, or special.

                          (b)     "Principal executive office" shall mean that
place which is frog time to time fixed by the Board of Directors as the principal executive office for the transaction of the business of the Corporation.

                          (c)     "Approved by (or approval of) the outstanding
shares" shall mean approved by the affirmative vote of a majority of the outstanding shares entitled to vote. Such approval shall include the affirmative vote of a majority of the outstanding shares of each class or series entitled, by any provisions of the Articles of Incorporation or by law, to vote as a class or series on the subject matter being voted upon and shall also include the affirmative vote of such greater proportion (including all) of the, outstanding shares of any class or series if such greater proportion is required by the Articles of Incorporation or by law.

                          (d)     "Approved by (or approval of) the
shareholders" shall mean approved or ratified by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute: at least a majority of the required quorum) or by the written consent of shareholders or by the affirmative vote of such greater proportion (including all) of the shares of any class or series as may be provided in the Articles of Incorporation or by law for all or any specified shareholder action.

                            CERTIFICATE OF SECRETARY


                 I, the undersigned, the duly elected Secretary of Norcal Waste Systems, Inc., a California corporation, do hereby certify:

                 That the within and foregoing Bylaws were adopted as the Bylaws of the corporation by the Shareholders on February 1, 1996, as amended by the Shareholders on July 25, 1996, and the same do now constitute the Bylaws of said corporation.

                 IN WITNESS WHEREOF, I have hereunto subscribed my name this _______ day of July, 1996.





                                       /s/ Roxanne Frye
                                       ----------------------------------
                                              Roxanne Frye, Secretary